Exhibit 10.22

Execution Version

OPTION AGREEMENT

This Option Agreement (this “Agreement”) is made as of September 28, 2022, by and between, on the one hand, TH International Limited, a Cayman Islands exempted company (the “Company”), Pangaea Two Acquisition Holdings XXIIB Limited, a limited company formed under the laws of the United Kingdom (“XXIIB”), and Pangaea Two Acquisition Holdings XXIIA Limited, a limited company formed under the laws of the United Kingdom (“XXIIA”), and, on the other hand, Sona Credit Master Fund Limited, a company incorporated under the laws of the Cayman Islands (the “Investor”).

WHEREAS, on August 13, 2021, the Company, Miami Swan Ltd., a Cayman Islands exempted company (“Merger Sub”), and Silver Crest Acquisition Corporation, a Cayman Islands exempted company (the “SPAC”), entered into that certain Agreement and Plan of Merger (such agreement, as amended or supplemented from time to time, the “Merger Agreement” and the transactions contemplated by the Merger Agreement, the “Merger Transactions ”), pursuant to which, among other things, (i) Merger Sub will be merged with and into the SPAC, with the SPAC surviving as a wholly owned subsidiary of the Company, and then (ii) the SPAC will be merged with and into the Company, with the Company surviving the completion of the Merger Transactions;

WHEREAS, on March 9, 2022, the Investor and the Company entered into that certain Subscription Agreement (as amended or supplemented from time to time) (the “Subscription Agreement”), pursuant to which the Investor has agreed to subscribe for 500,000 ordinary shares of the Company, par value $0.0001 per share (“Ordinary Shares”), at a price of $10.00 per share on the date of completion of the Merger Transactions (the “Business Combination Closing Date”);

WHEREAS, on December 9, 2021, the Investor and the Company entered into that certain Convertible Note Purchase Agreement (as amended or supplemented from time to time), pursuant to which (i) the Investor purchased those certain senior unsecured convertible notes issued by the Company in the aggregate principal amount of $18,000,000; and (ii) the Company agreed to enter into an option agreement with the Investor, XXIIB and XXIIA, pursuant to which XXIIA shall agree to assign to the Investor (and, to the extent required, cause XXIIB to effect such assignment), and the Investor will agree to acquire 72,000 Ordinary Shares (the “Investor Subject Options”) in the Company with an exercise price of $11.50 per share;

WHEREAS, on December 9, 2021, Sunrise Partners Limited Partnership acting by Paloma Partners Management Company in its capacity as a general partner (“Sunrise”) and the Company entered into that certain Convertible Note Purchase Agreement (as amended or supplemented from time to time), pursuant to which (i) Sunrise purchased those certain senior unsecured convertible notes issued by the Company in the aggregate principal amount of $32,000,000; and (ii) the Company agreed to enter into an option agreement with Sunrise, XXIIB and XXIIA, pursuant to which XXIIA shall agree to assign to Sunrise (and, to the extent required, cause XXIIB to effect such assignment), and Sunrise will agree to acquire 128,000 Ordinary Shares (the “Sunrise Subject Options”) in the Company with an exercise price of $11.50 per share; and

WHEREAS, on March 9, 2022, the Investor, Sunrise and the Company entered into that certain Side Agreement to Convertible Note Purchase Agreements (as amended or supplemented from time to time), pursuant to which (i) the Investor agreed to replace Sunrise as the subscriber of the Sunrise Subject Options; and (ii) the Company agreed to enter into this Agreement with the Investor in respect of the Sunrise Subject Options and the Investor Subject Options (collectively, the “Options”) such that, upon the exercise of the Options by the Investor during the Exercise Period (as defined below), the Company will cause the underlying Ordinary Shares corresponding to the Options, representing 200,000 Ordinary Shares (subject to adjustment as described below, the “Option Shares”) held by XXIIB following the Share Split (as defined in the Merger Agreement) to be transferred to the Investor, pursuant to, and in accordance with, the terms and conditions hereunder.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Option to Acquire the Option Shares.

(a)           Upon the terms and subject to the conditions set forth in this Agreement, commencing on the Business Combination Closing Date, the Investor shall have the Options to acquire the Option Shares from XXIIB at a purchase price of $11.50 per Option Share (the “Purchase Price”) . For the avoidance of doubt, the Options may be exercised, in the sole discretion of the Investor, in whole or in part from time to time until the Expiration Date. The Purchase Price shall automatically be adjusted on the same terms and subject to the same conditions if the exercise price of the warrants (the “Warrants”) issued pursuant to that certain Warrant Agreement, dated as of January 13, 2021, by and between the SPAC and Continental Stock Transfer & Trust Company, as further assigned, assumed, amended and restated pursuant to that certain Assignment, Assumption and Amended & Restated Warrant Agreement entered into as of the date hereof by and among the Company, the SPAC and Continental Stock Transfer & Trust Company (as amended, supplemented or restated from time to time, the “Warrant Agreement”), is adjusted. In addition, the number of Ordinary Shares transferred upon exercise of the Options shall automatically be adjusted, proportionately, on the same terms and subject to the same conditions if the number of Ordinary Shares issuable upon the exercise of the Warrants is adjusted pursuant to the Warrant Agreement. Each of the Company, XXIIA and XXIIB agrees and covenants with the Investor that the Investor shall be entitled to the same rights, mutatis mutandis, with respect to the Options as those under Section 4.5 (Replacement of Securities upon Reorganization, etc.) of the Warrant Agreement on the same terms and subject to the same conditions applicable thereto, and to provide the Investor with the same notice rights, mutatis mutandis, as those under Section 4.6 (Notices of Changes in Warrant) of the Warrant Agreement.

(b)           The Options may be exercised by delivery of written notice by the Investor to XXIIB and XXIIA (the “Exercise Notice ”) only during the period (the “Exercise Period”) (i) commencing immediately after the Business Combination Closing Date and (ii) terminating at the earlier to occur of (A) 5:00 p.m., New York City time, on the date that is five years after the Business Combination Closing Date and (B) the liquidation of the Company in accordance with the Company’s Amended and Restated Articles of Association (as amended), which if approved by the Company’s shareholders, would take effect upon the Business Combination Closing Date (the earlier of (A) and (B), the “Expiration Date”) . If the Options are not exercised on or before the Expiration Date, they shall become void, and all rights hereunder in respect of the Options shall cease at 5:00 p.m., New York City time, on the Expiration Date. The Expiration Date shall automatically be adjusted on the same terms and subject to the same conditions if the expiration date of the Warrants issued pursuant to the Warrant Agreement is adjusted, except with respect to such adjustments resulting from the redemption of the Warrants. The Exercise Notice shall be executed by the Investor and shall specify (i) that the Investor wishes to exercise the Options and (ii) the proposed date of the closing of the Investor’s acquisition of the Option Shares (the “Option Closing Date”), which such proposed date shall be a Business Day (as defined below) not less than 10 Business Days following the delivery of the Exercise Notice (or such earlier time as XXIIA and the Investor may agree).

(c)           On the Option Closing Date, the Company, XXIIA, XXIIB and the Investor shall cooperate to the fullest extent reasonably requested by the other party (including by executing such documents and providing such information) as may be necessary to effect the delivery, transfer and assignment of the Option Shares. Without limiting the foregoing, XXIIA hereby agrees to cause XXIIB to comply with its obligations hereunder. Without limiting the foregoing, the Company agrees to direct any registrar or similar administrator to effect the transactions contemplated hereby promptly and to take all actions necessary or useful, including the execution of documents and provision of information, to effect the transactions contemplated hereby promptly.

(d)           On the Option Closing Date, the Investor shall deliver (or cause the delivery of) the payment in full of the Purchase Price for each Ordinary Share as to which the Options are exercised and any and all applicable taxes due in connection with the exercise of the Options, the exchange of the Options for Ordinary Shares, and the issuance of such Ordinary Shares, as follows:

i.	in cash, by wire transfer of immediately available funds to the order of XXIIB, and

ii.	in kind, by forfeiting additional Options for that number of Ordinary Shares equal to the quotient obtained by dividing (P) the product of the number of Ordinary Shares underlying the Options, multiplied by the excess of the Investor Exercise Fair Market Value (as defined in this subsection) over the Purchase Price by (Q) the Investor Exercise Fair Market Value. Solely for purposes of this subsection, the “Investor Exercise Fair Market Value” shall mean the average last reported sale price of the Ordinary Shares for the ten (10) trading days ending on the third (3rd) trading day prior to the date on which the Exercise Notice is sent to XXIIB and XXIIA.

(e)           The Options may be cancelled, at the option of XXIIA, at any time during the Exercise Period, upon no less than 30 days’ notice to the Investor, at a price of $0.01 per Option Share (“Cancellation Price”) if the last reported sales price of the Ordinary Shares has been at least $18.00 per share on each of 20 trading days within any 30 trading-day period commencing once the Options become exercisable and ending on the third (3rd) trading day prior to the date on which notice of cancellation is given. If XXIIA elects to cancel the Options pursuant to this Section 1(e), XXIIB shall fix a date (determined by XXIIA at its sole discretion) for the cancellation (the “Cancellation Date”) and the Investor may not exercise the Options on or after the Cancellation Date. On and after the Cancellation Date, the Investor shall have no further rights except to receive the Cancellation Price. For the avoidance of doubt, the Investor shall continue to have the right to exercise the Options at any time following receipt of such notice of cancellation and prior to the Cancellation Date.

(f)           The Options do not entitle the Investor to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

(g)           The Investor shall have the right to enter into a written agreement, in the form of Exhibit A attached hereto, agreeing to be bound by the terms set forth in the Registration Rights Agreement (as described in the Merger Agreement).

(h)           The Investor shall not sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of the Options or any portion thereof, other than (a) to (i) the Company’s officers or directors, (ii) any affiliates or family members of the Company’s officers or directors, or (iii) any direct or indirect partners, members or equity holders of the Investor, or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates, or by virtue of the Investor’s organizational documents upon liquidation or dissolution of the Investor, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization, (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual, (d) in the case of an individual, pursuant to a qualified domestic relations order, (e) in the case of a trust, by distribution to one or more of the permissible beneficiaries of such trust, (f) to XXIIA, or (g) to the Company; provided, that upon any such sale, transfer, assignment, exchange, pledge, encumbrance or other disposition, the transferee shall enter into a written agreement with the Company agreeing to be bound by the lock-up restrictions set forth in this Section 1(h). Notwithstanding the foregoing, the restrictions in this clause 1(h) shall not apply in the event of the Company’s completion of a liquidation, merger, share exchange or other similar transaction which results in all of the public shareholders of the Company having the right to exchange their Ordinary Shares for cash, securities or other property.

(i)           XXIIB shall not, prior to the Expiration Date or the earlier termination of this Agreement pursuant to its terms, sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of the Option Shares or any portion thereof. Following the Share Split, the Option Shares shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to shares of the Company occurring on or after the Business Combination Closing Date.

(j)           For the purposes of this Agreement, a “Business Day” means any day, except Saturday or Sunday, on which banks are not required or authorized to close in the Cayman Islands, New York, New York, Hong Kong or London, England.

2.            Termination. If the closing of the Merger Transactions does not occur for any reason, this Agreement shall be terminated with no further force or effect.

3.             Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement.

4.             XXIIB Representations and Warranties. XXIIB represents and warrants to the Investor as of the date of this Agreement and, solely with respect to Section 4(d) and Section 4(e), XXIIB further represents and warrants to the Investor as of any Option Closing Date as well that:

(a)           XXIIB has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with the requisite entity power and authority to enter into, deliver and perform its obligations under this Agreement.

(b)           This Agreement has been duly authorized, validly executed and delivered by XXIIB and, assuming that this Agreement constitutes the valid and binding obligation of the Investor, is the valid and binding obligation of XXIIB and is enforceable against XXIIB in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

(c)           Following the Share Split, XXIIB will be the record and beneficial owner of the Option Shares on the Business Combination Closing Date, and will hold good and valid title to such Ordinary Shares, free and clear of any liens, pledges, security interests, claims, options, proxies, voting agreements, charges or encumbrances of any kind other than restrictions on transfer arising under applicable laws, this Agreement, the Company’s Organizational Documents (as defined in the Merger Agreement) and the Transaction Agreements (as defined in the Merger Agreement).

(d)           When delivered to the Investor against full payment thereof in accordance with the terms of this Agreement, the Investor will acquire ownership of the Option Shares, free and clear of all liens, pledges, security interests, claims, options, proxies, voting agreements, charges or encumbrances of any kind, other than restrictions on transfer arising under this Agreement and applicable laws.

(e)           The consummation of the transactions contemplated herein do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of XXIIB pursuant to the terms of, (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which it is a party or by which it is bound or to which any of the property or assets thereof is subject; (ii) the organizational documents thereof; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction thereof or over any of its properties that, in the cases of clauses (i) and (iii), would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability or legal authority thereof to comply in all material respects with this Agreement or materially affect the validity or enforceability of the Options or the Option Shares.

(f)           XXIIB is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, arbitral body (public or private) or tribunal in connection with the execution, delivery and performance of this Agreement, other than any consent, waiver, authorization or order of, notice to, or filing or registration, the failure of which to obtain, give or make would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on the ability or legal authority thereof to comply in all material respects with this Agreement or materially affect the validity or enforceability of the Options or the Option Shares.

(g)           Neither XXIIB nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”)) in connection with any offer or sale of the Options or the Option Shares.

(h)           XXIIB is not obligated to pay any brokerage, finder’s or other fee or commission in connection with the sale of the Options and the Option Shares.

5.             XXIIA Representations and Warranties. XXIIA represents and warrants to the Investor as of the date of this Agreement and, solely with respect to Section 5(c), XXIIA further represents and warrants to the Investor as of any Option Closing Date as well that:

(a)           XXIIA has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with the requisite entity power and authority to enter into, deliver and perform its obligations under this Agreement.

(b)           This Agreement has been duly authorized, validly executed and delivered by XXIIA and, assuming that this Agreement constitutes the valid and binding obligation of the Investor, is the valid and binding obligation of XXIIA and is enforceable against XXIIA in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

(c)           The consummation of the transactions contemplated herein do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of XXIIA pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which it is a party or by which it is bound or to which any of the property or assets thereof is subject; (ii) the organizational documents thereof; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction thereof or over any of its properties that, in the cases of clauses (i) and (iii), would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability or legal authority thereof to comply in all material respects with this Agreement or materially affect the validity or enforceability of the Options or the Option Shares.

(d)           XXIIA is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, arbitral body (public or private) or tribunal in connection with the execution, delivery and performance of this Agreement, other than any consent, waiver, authorization or order of, notice to, or filing or registration, the failure of which to obtain, give or make would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on the ability or legal authority thereof to comply in all material respects with this Agreement or materially affect the validity or enforceability of the Options or the Option Shares.

6.            Company Representations and Warranties. The Company represents and warrants to the Investor as of the date of this Agreement that:

(a)           The Company has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with the requisite entity power and authority to enter into, deliver and perform its obligations under this Agreement.

(b)           This Agreement has been duly authorized, validly executed and delivered by the Company and, assuming that this Agreement constitutes the valid and binding obligation of the Investor, is the valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

(c)           The consummation of the transactions contemplated herein do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of, (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which it is a party or by which it is bound or to which any of the property or assets thereof is subject; (ii) the organizational documents thereof; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction thereof or over any of its properties that, in the cases of clauses (i) and (iii), would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability or legal authority thereof to comply in all material respects with this Agreement or materially affect the validity or enforceability of the Options or the Option Shares.

(d)           The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, arbitral body (public or private) or tribunal in connection with the execution, delivery and performance of this Agreement, other than any consent, waiver, authorization or order of, notice to, or filing or registration, the failure of which to obtain, give or make would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on the ability or legal authority thereof to comply in all material respects with this Agreement or materially affect the validity or enforceability of the Options or the Option Shares.

7.            Investor Representations and Warranties . The Investor represents and warrants to XXIIB, XXIIA and the Company as of the date of this Agreement and any Option Closing Date that:

(a)           The Investor has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with the requisite entity power and authority to enter into, deliver and perform its obligations under this Agreement.

(b)           This Agreement has been duly authorized, validly executed and delivered by the Investor and, assuming that this Agreement constitutes the valid and binding obligation of the other parties hereto, is the valid and binding obligation of the Investor and is enforceable against the Investor in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

(c)           The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee, as applicable, (i) is a “qualified institutional buyer” (as defined in Rule 144A under the the Securities Act), an “accredited investor” (within the meaning of Rule 501 under the Securities Act), or an “institutional account” (as defined in FINRA Rule 4512(c)) of an investment adviser to which the Investor has delegated investment decision making authority, (ii) is acquiring the Ordinary Shares pursuant to the Options and this Agreement only for its own account and not for the account of others, or if the Investor is subscribing for the Ordinary Shares pursuant to the Options and this Agreement as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” or “accredited investor” (each as defined above) and the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Ordinary Shares pursuant to the Options and this Agreement with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Investor has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act. The Investor is not an entity formed for the specific purpose of acquiring the Ordinary Shares under this Agreement, unless such newly formed entity is an entity in which all of the equity owners are “accredited investors” (within the meaning of Rule 501(a) under the Securities Act).

(d)           The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (collectively “OFAC Lists ”), (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. The Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et. seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Investor also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC Lists.

(e)           The Investor’s acquisition and holding of the Options or the Ordinary Shares pursuant to the Options and this Agreement will not constitute or result in a non-exempt prohibited transaction under section 406 of the Employee Retirement Income Security Act of 1974, as amended, section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

(f)           The Investor acknowledges and agrees that the Options and the Ordinary Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act. The Investor acknowledges and agrees that the Options and the Ordinary Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of, and in accordance with, Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act, provided that all of the applicable conditions thereof have been met or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any certificates or book-entry records representing the Options or the Ordinary Shares shall contain a legend to such effect. The Investor acknowledges and agrees that it may be required to bear the financial risk of an investment in the Ordinary Shares for an indefinite period of time. The Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Options or the Ordinary Shares.

(g)           The Investor understands and agrees that the Investor is purchasing the Ordinary Shares pursuant to the Options and this Agreement directly from XXIIB. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by XXIIB or any of its officers or directors, XXIIA, the Company or any of their respective officers, directors, employees or representatives, or any other party to the transaction, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Agreement.

8.             Miscellaneous.

(a)           Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

if to XXIIB, to:

Pangaea Two Acquisition Holdings XXIIB Limited

c/o Cartesian Capital Group

505 Fifth Avenue, Suite 1500

New York, NY 10017

Attention: Peter Yu

Email: peter.yu@cartesiangroup.com

with a copy (which copy shall not constitute notice) to:

Kirkland & Ellis LLP

200 Clarendon Street, Boston, MA 02116

Attn: Armand A. Della Monica, P.C.

Email: armand.dellamonica@kirkland.com

if to XXIIA, to:

Pangaea Two Acquisition Holdings XXIIA Limited

c/o Cartesian Capital Group

505 Fifth Avenue, Suite 1500

New York, NY 10017

Attention: Peter Yu

Email: peter.yu@cartesiangroup.com

with a copy (which copy shall not constitute notice) to:

Kirkland & Ellis LLP

200 Clarendon Street, Boston, MA 02116

Attn: Armand A. Della Monica, P.C.

Email: armand.dellamonica@kirkland.com

if to the Company, to:

TH International Limited

c/o Cartesian Capital Group LLC

505 5th Avenue, 15th Floor

New York, NY 10017

Attn: Gregory Armstrong; Peter Yu

Email: Gregory.armstrong@cartesiangroup.com; peter.yu@cartesiangroup.com with a copy (which copy shall not constitute notice) to:

Kirkland & Ellis LLP

200 Clarendon Street, Boston, MA 02116

Attn: Armand A. Della Monica, P.C.

Email: armand.dellamonica@kirkland.com

if to the Investor, to:

Sona Credit Master Fund Limited

c/o Sona Asset Management (UK) LLP, 20 St James’s Street, London, SW1A 1ES, United Kingdom

Attention: Compliance

Email: compliance@sona-am.com

with a copy (which copy shall not constitute notice) to:

Ropes & Gray

44/F One Exchange Square, Central, Hong Kong

Attention: Daniel Anderson / Jacqueline Chan

Email: daniel.anderson@ropesgray.com / jacqueline.chan@ropesgray.com

(b)           Neither this Agreement nor any rights that may accrue to the undersigned hereunder may be transferred or assigned, except that (i) the Investor may assign any of its rights hereunder to any of its affiliates (provided that any such assignment of the Options complies with Section 1(h)); and (ii) if XXIIA directly holds the ordinary shares of the Company after the Business Combination Closing Date, at the option of XXIIA, XXIIB shall assign all of its rights and obligations hereunder to XXIIA upon the receipt of the written notice in respect of the assignment issued by XXIIA pursuant to Section 8(a).

(c)           This Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

(d)           This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns.

(e)           Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(f)            If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(g)           This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(h)           The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which the parties are entitled at law, in equity, in contract, in tort or otherwise.

(i)            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.

(j)            Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any New York State court or Federal court of the United States of America sitting in New York City in the Borough of Manhattan (the “ Chosen Courts”), in connection with any matter based upon or arising out of this Agreement. Each party hereof hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum, or (v) the venue of such legal proceeding is improper. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by New York law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 8(a) and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 8(j) , a party hereto may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. FURTHERMORE, NO PARTY HERETO SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date set forth above.

SONA CREDIT MASTER FUND LIMITED

By:	/s/ C N Woolnough
Name:	C N Woolnough
Title:	Director

PANGAEA TWO ACQUISITION HOLDINGS XXIIB LIMITED

By:	/s/ Peter Yu
Name:	Peter Yu
Title:	Director

PANGAEA TWO ACQUISITION HOLDINGS XXIIA LIMITED

By:	/s/ Peter Yu
Name:	Peter Yu
Title:	Director

TH INTERNATIONAL LIMITED

By:	/s/ Peter Yu
Name:	Peter Yu
Title:	Director

[Signature Page to Option Agreement]

Exhibit A

REGISTRATION RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement dated as of September 28, 2022 (as amended, modified and waived from time to time, the “Registration Agreement”) by and among TH International Limited, a Cayman Islands exempted company (including any successor entity thereto, the “Company”), and the other parties named as parties therein (including pursuant to other Joinders). Capitalized terms used herein shall have the meaning set forth in the Registration Agreement.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of, the Registration Agreement as a Holder in the same manner as if the undersigned were an original signatory to the Registration Agreement, and the undersigned will be deemed for all purposes to be a Holder and the undersigned’s                        Ordinary Shares of the Company will be deemed for all purposes to be Registrable Securities under the Registration Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the          day of           , 20    .

Signature

By:
Name:
Title:

Agreed and Accepted as of

          , 20    :

TH INTERNATIONAL LIMITED

By:

Name:

Title: